Q2 2022 Earnings Call August 9, 2022

Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward- looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2021 annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Standalone Adjusted EBITDA, and Organic Revenues because they are a basis upon which our management assesses our performance, and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability, performance and liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Safe Harbor Statement and Non-GAAP Financial Measures 2

Introduction Mark Donohue Head of Global Investor Relations Business Review Jerre Stead Executive Chair and Chief Executive Officer Executive Transition Jonathan Gear Chief Executive Officer - Elect Financial Review Jonathan Collins Executive Vice President and Chief Financial Officer Question & Answer Agenda 3

Business Review Jerre Stead Executive Chair & Chief Executive Officer

5 2022 Q2 Business Highlights FINANCIAL RESULTS KEY HIGHLIGHTS 1 2 3 4 5 Completed Colleague and Customer Surveys Cross-Selling Driving Increased Deal Size Delivered Record Healthcare Data Sales Published Annual Sustainability Report Announced Leadership Transition Won Large and Long-Term Contract in Asia 6 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. . Driving account expansion and average deal size growthSecond consecutive quarter of organic growth rate acceleration Revenue $687 million ↑ $241M from prior year 4.8% organic growth Adjusted EBITDA $274 million ↑ $85M from prior year 40% adjusted EBITDA margin Adjusted FCF $67 million ↓$28M from prior year Adjusted diluted EPS 22₵ ↑ 5₵ from prior year

Cross-Selling Driving Increased Deal Size 6 Ongoing improvements from Q1 with increasing average deal sizes & larger deal values showing the growth potential of cross sell & account expansion 1 2 3 4 5 WEB OF SCIENCE SOLD OUTSIDE OF A&G SCIENCE SOLD OUTSIDE OF LS&HCSCI SOLD OUTSIDE OF LS&HC Driving deeper penetration and delivering value to our customer base

1 2 3 4 5

Delivered Record Healthcare Data Sales

Strong recovery in healthcare real world data (RWD) sales due to high value, integrated and differentiated data and customized analytics...

- Delivered **record double-digit $m in revenue** for RWD in 2Q
- **Closed largest ever RWD deal** worth double-digit $m Total Contract Value
- Implemented joint initiative between product and sales **with more focus on expanding Pharma**
- Scaling RWD into **cross-segment like FS & CMT**
- Flexing sales model to **further ramp and expand transactional business**
- **Strengthening alignment with product** to meet market needs

...tempered by macro-economic pressures on trademark filings and hiring ramp in consulting services

- **Trademark filing applications** down on deteriorating economic conditions
- Continued improvement in **consulting services** as staffing levels recover

Transactional growth rate accelerated sequentially despite macro headwinds

Clarivate™

7

A Library Experience that Matters Won Large and Long-Term Contract in Asia 8 1 2 3 4 5 Awarded double-digit $ millions contract from the National Library Board in Singapore Long-term multi-year agreement Largest contract Innovative has ever signed in its 40+ years of operation Delivering an intuitive and exciting library experience to patrons, staff, and donors, whether in the library or online Extending position as global leader in library management software

1 2 3 4 5

Completed Colleague and Customer Surveys

Colleague Engagement

85% response rate

Strengths

Collaboration
Managers providing feedback and direction
Work life balance

Opportunities

Belonging

Committed to listening, learning and acting on feedback to make Clarivate one of the best places to work

Customer Delight

Over 18,000 customers responded globally

Score

Score of **78, up 3 points** from our updated 2021 baseline
87 - Quality of Products and Services: highest scoring question
85 – Information and Insights
ProQuest results **improved from 77 to 80**

Customer feedback

30% of customers provided write-in comments with more positive feedback than opportunity areas

Ease of doing business with remains our biggest opportunity across user experience and internal processes

Committed to continuous improvement for colleagues and customers

Clarivate™
9

Published Annual Sustainability Report 10 1 2 3 4 5 Our global impact on Sustainable Development Goals (SDGs) All SDGs 46% of Clarivate revenue is aligned to SDGs Partnership for Goals 51% of our customers ranked in DJ Sustainability Index Multiple SDGs 2.5M+ inventions in the Derwent World Patent Index relate to green energy technologies Good Health & Well-being 80M+ patients supported through chronic diseases by improving understanding of their medicines Quality Education 26K+ public and academic libraries rely on our solutions Industry, Innovation & Infrastructure 48/50 of the top R&D companies work with us to accelerate innovation Sustainability is the foundation for everything we do at Clarivate

2021 • Outlined ‘One Clarivate’ • Launched inside sales • Expanded A&G capabilities via inorganic growth • Strengthened leadership team with key additions • Launched more than 90 new products and enhancements 2020 • Expanded LS&HC capabilities via inorganic growth • Delivered end-to-end IP capabilities via inorganic growth • Launched sustainability strategy • Rationalized facilities and digital footprint transformation • Divested non-core asset 2019 • Publicly listed – May 2019 • Foundational capabilities in A&G, LS&HC and IP • Structure simplified into two product groups • Restructured organization with significant cost savings • Divested non-core assets The Clarivate Story 11 The business is poised to deliver improved grow and exceptional cash flows $294 $487 $800 ~$1,140 30.2% 38.1% 42.6% 42% 2019A 2020A 2021A 2022F Adj EBITDA Adj EBITDA Margin Adjusted EBITDA $1.0 $1.3 $1.9 ~$2.7 3.1% 1.2% 4.5% ~4.5% 2019A 2020A 2021A 2022F Revenue, Net Organic Growth Revenue See the Appendix for a reconciliation of GAAP to Non-GAAP measures. . $101 $302 $459 ~$625 34.4% 62.0% 57.4% ~55% 2019A 2020A 2021A 2022F FCF One Time Costs Conversion Adjusted Free Cash Flow $ billions $ millions $ millions

Leadership Transition Jonathan Gear Chief Executive Officer - Elect

Financial Review Jonathan Collins Executive Vice President & Chief Financial Officer

Q2 and H1 2022 Financial Results

- Strong inorganic and solid organic growth drove **revenue** increase of 54% in the quarter
- **Net Income** attributable to ordinary shares improved from increased operating income and benefited from mark-to-market gains on decreasing warrant liability, offset by higher interest, taxes and dividends on preferred shares
- **Operating cash flow** lower in first half due to higher earnings offset by higher working capital requirements and the Q1 '22 pay-out of $150 million for CPA Global Equity plan

Changes from Prior Year

$ in millions except EPS	Q2 '22	Q2 '21	Change	H1 '22	H1 '21	Change
Revenues, net	**$687**	**$446**	**$241**	**$1,349**	**$874**	**$475**
Adjusted EBITDA	274	189	85	537	354	183
Adjusted EBITDA Margin	*39.9%*	*42.3%*	*(240) bps*	*39.8%*	*40.3%*	*(50) bps*
EBIT	**135**	**(85)**	**220**	**281**	**(103)**	**384**
Interest Expense, Net	62	39	23	122	76	46
Income Tax Expense	11	8	3	27	9	18
Net Income (Loss) Ordinary Shares	**44**	**(132)**	**176**	**95**	**(188)**	**282**
Net Income (Loss) Per Share, basic	**$0.06**	**$(0.22)**	**$0.28**	**$0.14**	**$(0.31)**	**$0.45**
Adjusted Diluted EPS	$0.22	$0.17	$0.05	$0.43	$0.31	$0.12
Operating Cash Flow	**97**	**88**	**9**	**165**	**262**	**(97)**
Capital Spending	48	29	19	89	62	27
Free Cash Flow	50	59	(9)	76	200	(124)
Adjusted Free Cash Flow	67	95	(28)	258	259	(1)

Top- and bottom-line expansion due to organic and inorganic growth

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

14

 Organic growth of 4.8% was ~$3m below low end of expected range (5.5-6%) on softer transactional sales in IP and consulting but delivered $22m of revenue growth at a profit conversion of ~45%  Inorganic growth primarily from PQ was ~$3m better than expected and contributed $245m with a profit conversion of ~30% on a pre- cost synergy basis  Cost synergies, net of certain cost to achieve, of $22m  FX impact $3m worse than expected in June update of $690m; conversion higher due to $6m of transaction losses in addition to translation Q2 2022 Revenue and EBITDA Changes vs. 2021 15 Sequentially improved organic growth and cost synergies partially offset by FX headwinds $189 $274 $21 $10 $74 $22 $26 $22 $245 $446 $687 Q2 2021 Organic Growth Inorganic Growth Cost Synergies FX Q2 2022 +4.8% 30% Revenue Adj. EBITDA Year + Better - Worse $ millions 42.3% 39.9% 45% See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

FY '21 Growth Rate 4.5% Pricing 0.5% Renewal Rate -0.1% Cross-sell 0.1% Transactional -0.4% H1 '22 Growth Rate 4.6%  Organic Growth of 4.6% delivered $41m of revenue growth at a profit conversion of ~50%  Inorganic growth primarily from PQ contributed $473m with a profit conversion of ~30%  Cost synergies, net of certain cost to achieve, of $47m  Continued translation losses $39m and $28m for Revenue and EBITDA, respectively H1 2022 Revenue and EBITDA Changes vs. 2021 16 Organic growth and cost synergies partially offset by FX headwinds $354 $537$28 $21 $143 $47 $39 $41 $473 $874 $1,349 H1 2021 Organic Growth Inorganic Growth Cost Synergies FX H1 2022 +4.6% 30% Revenue Adj. EBITDA Year + Better - Worse $ millions 40.3% 39.8% 51% See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

 H1 increase in one-time costs attributed to the pay out of the CPA Global equity plan  Working capital change from prior year attributable to seasonality of PQ business and timing of payments in CPA Global patent renewal business both of which are expected to unwind in H2  Interest expense, taxes and capital spending increase primarily a result of the prior year acquisition of PQ Q2 and H1 2022 Cash Flow 17 Profit increase offset with additional interest and working capital timing Changes from Prior Year See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 Includes $150m of payments from CPA Global employee benefits trust taken from restricted cash but included in cash from operations in GAAP financial statements. $ in millions Q2 ’22 Q2 ‘21 Change H1 ’22 H1 ’21 Change Adj. EBITDA $274 $189 $85 $537 $354 $183 One-Time Costs1 (17) (37) 20 (183) (59) (124) Interest (86) (42) (44) (113) (70) (43) Taxes (20) (10) (10) (24) (13) (11) Working Capital / Other (54) (12) (42) (52) 50 (102) Operating Cash Flow 97 88 9 165 262 (97) Capital Spending (48) (29) (19) (89) (62) (27) Free Cash Flow 50 59 (9) 76 200 (124) Adj. Free Cash Flow $67 $95 $(29) $258 $259 $(1) Conversion 24% 51% (27%) 48% 73% (25%)

FY 2022 Updated Outlook

- Revised guidance contemplates the relative strength of the USD compared to a basket of foreign currencies, namely the GBP and EUR, as well as a global recession muting the growth acceleration from One Clarivate

Updated Full Year Guidance Ranges

	Low	Midpoint	High
Organic Growth	*4%*	*~4.5%*	*5%*
Revenues	$2,700M	~$2,730M	$2,760M
Adj. EBITDA	$1,120M	~$1,140M	$1,160M
Adj. EBITDA Margin	*41%*		*42%*
Adj. FCF	$600M	~$625M	$650M
Adj. Diluted EPS	80¢	~85¢	90¢

●- - -● Updated Guidance Range
● Midpoint

Updating guidance in line with latest FX rate outlook and macroeconomic environment

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

18

FY 2022 Revenue and EBITDA Changes vs. 2021

- 4.5% organic growth expected to deliver meaningful margin expansion with >50% profit conversion
- Inorganic growth from full year of PQ at >30% margins pre-cost synergies
- Expect to recognize some of committed PQ synergies in 2022 and carry over benefit from CPA Global in 2021
- Anticipate continued strength in USD driving lower translation



$ millions
Year
+ Better
- Worse
Revenue
Adj. EBITDA
$1,877
$800
42.6%
+4.5%
~$85
~$45
>50%
~$870
~$285
>30%
~$65
~$100
~$55
~$2,730
+/- 1%
~$1,140
+/- 2%
~42%
2021A
Organic Growth
Inorganic Growth
Cost Synergies
FX
2022F

Profitable growth driven by organic and inorganic expansion net of FX headwind

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

19

'21 Growth Rate 4.5% Pricing 0.5% Renewal Rate 0.0% Cross-sell 0.2% Transactional -0.2% '22 Growth Rate (H) 5.0% $662 $687 ~$650-$660 ~$720-$730 4.4% 4.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% $0 $100 $200 $300 $400 $500 $600 $700 $800 Q1A Q2A Q3F Q4F  Normal seasonality leads to slightly elevated levels of revenue in Q2 and Q4  Anticipate organic growth rate to progressively improve through remainder of year  High end of organic growth rate range contemplates 4 consecutive quarters of 40 bp sequential growth rate acceleration as Russia and macro-economic headwinds offset One Clarivate improvements FY 2022 Quarterly Revenue Progression 20 Outlook contemplates seasonality that is consistent with last year’s pro forma results Revenue and Organic Growth Rate Phasing $ millions

FY 2022 Cash Flow Outlook

- Expect incremental profit will fund higher integration and interest costs associated with PQ acquisition and will be partially offset by higher cash taxes and capital spending to fuel organic growth

Changes from Prior Year

$ in millions	2022 Outlook	2021 Actuals	Change
Adj. EBITDA	**~$1,140**	**$800**	**~$340**
One-Time Costs[1]	*~(255)*	*(218)*	*~(35)*
Interest	~(250)	(182)	~(70)
Taxes	~(75)	(34)	~(40)
Working Capital / Other	~0	(42)	~40
Operating Cash Flow	~560	324	~235
Capital Spending	~(190)	(119)	~(70)
Free Cash Flow	**~$370**	**$205**	**~$165**
Adj. Free Cash Flow	***~$625***	***$459***	***~$165***
Conversion	***~55%***	***57%***	***~(2)%***

Expect nearly 50% of profit growth to convert to incremental FCF

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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$1.0 $1.3 $1.9 ~$2.7 3.1% 1.2% 4.5% ~4.5% 2019A 2020A 2021A 2022F 2023T Revenue, Net Organic Growth $294 $487 $800 ~$1,140 30.2% 38.1% 42.6% 42% 2019A 2020A 2021A 2022F 2023T Adj EBITDA Adj EBITDA Margin $0.53 $0.64 $0.72 ~$0.85 288 449 670 ~740 2019A 2020A 2021A 2022F 2023T Adjusted Diluted EPS Adj. Diluted Average Shares  Revenue on pace to nearly triple in 5 years bolstered by M&A and accelerating organic growth  Profit margin expected to compress by ~50 bps this year as PQ business added at lower margin and cost synergies will not be fully implemented until next year  FCF to improve significantly next year on substantially lower one-time costs  Adjusted EPS expected to continue to accelerate on earnings growth Key Financial Metrics Trends 22 Projecting substantial top- and bottom-line growth with strong cash flow conversion $ billions 43% $101 $302 $459 ~$625 34.4% 62.0% 57.4% ~55% 2019A 2020A 2021A 2022F 2023T FCF One Time Costs Conversion Revenue Adjusted Diluted EPS Adjusted Free Cash Flow Adjusted EBITDA +/- 1% ~ +/- 2% $ millions $ millions See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2022F represents mid-point of full-year outlook. .

Leading Brands Global Customer Base $100B Addressable Market ~80% Subscription / Re-occurring Revenue 90%+ Subscriber Retention Rates Significant Operating Leverage Substantial Free Cash Flow Generation Accomplished Leadership Team 23 Investment Highlights

APPENDIX

This presentation contains financial measures which have not been calculated in accordance with generally accepted accounting principles in the United States of America (“US GAAP“), including Organic Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance, and we believe they reflect the underlining trends and indicators of our business. Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company as of January 1, 2021 at constant currency. Inorganic revenues illustrates via growth in the business via acquisitions. Adjusted EBITDA Adjusted EBITDA represents net loss before the provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude the acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains (losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark-to-market adjustments on financial instruments, legal settlements and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all. Presentation of Certain Non-GAAP Financial Measures

Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021. Presentation of Certain Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, the impact of certain non-cash mark-to-market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019, and the indentures governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, and the indentures governing the secured and unsecured notes issued by Clarivate Science Holdings Corporation in August 2021, respectively. In addition, the credit facilities and the indentures contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented. Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the credit facilities and the indentures and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business. It is also utilized by Management and the Compensation Committee of the Board of Directors as an input for determining incentive payments to employees. Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our Consolidated Net Loss for the trailing 12-month period (defined in the credit facilities and the indentures as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indentures) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the secured notes due in 2026 and earnout obligations incurred in connection with an acquisition or investment. Presentation of Certain Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities, less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, payments related to the CPA Global equity plan, transaction related costs, interest on debt held in escrow, debt issuance costs, and other one-time payments that the Company does not consider indicative of its ongoing operating performance. Presentation of Certain Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures (QTD)

The increase in organic revenue illustrates growth in businesses owned by the Company since January 1, 2021, the beginning of the earliest period presented. The following tables present the amounts of our subscription, re-occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

(in millions, except percentages); (unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Variance Increase/(Decrease): Total Variance (Dollars)	Variance Increase/(Decrease): Total Variance (Percentage)	Percentage of Factors Increase/(Decrease): Acquisitions	Percentage of Factors Increase/(Decrease): FX Impact	Percentage of Factors Increase/(Decrease): Organic
Subscription revenues	$ 407.4	$ 243.4	$ 164.0	67.4 %	68.9 %	(5.4)%	3.8 %
Re-occurring revenues	112.0	113.7	(1.7)	(1.5) %	— %	(8.2)%	6.7 %
Transactional and other revenues	168.0	90.0	78.0	86.7 %	85.6 %	(3.9)%	5.0 %
Deferred revenues adjustment[1]	(0.8)	(1.4)	0.6	42.9 %	(42.9) %	— %	— %
Revenues, net	**$ 686.6**	**$ 445.7**	**$ 240.9**	**54.0 %**	**55.1 %**	**(5.8) %**	**4.8 %**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

Clarivate™

29

Reconciliation of Non-GAAP Financial Measures (YTD)

The increase in organic revenue illustrates growth in businesses owned by the Company since January 1, 2021, the beginning of the earliest period presented. The following tables present the amounts of our subscription, re-occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)		
	Six Months Ended June 30,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitions	FX Impact	Organic
(in millions, except percentages); (unaudited)	2022	2021					
Subscription revenues	$ 811.2	$ 482.4	$ 328.8	68.2 %	68.8 %	(4.0)%	3.3 %
Re-occurring revenues	226.5	223.2	3.3	1.5 %	— %	(6.5)%	8.0 %
Transactional and other revenues	311.7	172.9	138.8	80.3 %	79.7 %	(3.1)%	3.7 %
Deferred revenues adjustment[1]	(0.6)	(4.4)	3.8	86.4 %	(86.4) %	— %	— %
Revenues, net	**$ 1,348.8**	**$ 874.1**	**$ 474.7**	**54.3 %**	**54.2 %**	**(4.5)%**	**4.6 %**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

Clarivate™

30

Reconciliation of Non-GAAP Financial Measures

Net Income (Loss) to Adjusted EBITDA

(in millions); (unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income (loss) to attributable to ordinary shares	$ 43.7	$ (131.5)	$ 94.5	$ (187.5)
Dividends on preferred shares	18.7	—	37.4	—
Net income (loss)	62.4	(131.5)	131.9	(187.5)
Provision (benefit) for income taxes	10.5	8.2	26.8	8.5
Interest expense and amortization of debt discount, net	62.3	38.5	121.8	75.9
EBIT	135.2	(84.8)	280.5	(103.1)
Depreciation and Amortization	175.6	130.3	352.0	261.9
Deferred revenues adjustment[1]	0.8	1.4	0.6	4.4
Transaction related costs[2]	5.1	13.9	11.8	(9.0)
Share-based compensation expense	22.1	58.2	59.1	97.2
Restructuring and impairment[3]	19.2	50.7	30.9	118.6
Mark-to-market (gain) loss on financial instruments[4]	(49.0)	21.0	(149.4)	(30.2)
Other[5]	(34.6)	(1.7)	(48.8)	14.0
Adjusted EBITDA	$ 274.4	$ 189.0	$ 536.7	$ 353.8
Adjusted EBITDA Margin	39.9%	42.3%	39.8%	40.3%

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. During the six months ended June 30, 2021, this also includes the mark-to-market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. Refer to Note 21 - Restructuring and Impairment in Item 1, Financial Statements and Supplementary Data, for further information.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Clarivate™

31

Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net loss attributable to ordinary shares	$ (312.0)	$ (350.6)	$ (258.6)
Dividends on preferred shares	41.5	—	—
Net loss	(270.4)	(350.6)	(258.6)
Provision (benefit) for income taxes	12.3	(2.7)	10.2
Interest expense and amortization of debt discount, net	252.5	111.9	157.7
EBIT	(5.6)	(241.4)	(90.7)
Depreciation and amortization	537.8	303.2	200.5
Deferred revenues adjustment[1]	4.0	23.1	0.4
Transaction related costs[2]	46.2	99.3	46.2
Share-based compensation expense	139.6	70.5	51.4
Gain on sale of TechStreet	—	(28.1)	—
Legal settlement	—	—	(39.4)
Impairment on assets held for sale	—	—	18.4
Restructuring and impairment[3]	129.5	56.1	15.7
Mark-to-market (gain) loss on financial instruments[4]	(81.3)	205.1	47.7
Other[5]	30.4	(1.1)	43.9
Adjusted EBITDA	$ 800.4	$ 486.6	$ 294.1
Adjusted EBITDA Margin	42.6 %	38.1 %	30.2 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the year ended 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. This also consists of the mark-to-market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued, as well as the addition of a new One Clarivate Program, which was an approved restructuring action to streamline operations within targeted areas of the Company. Additionally, during the years ended December 31, 2021, 2020 and 2019, we incurred impairment charges taken on right-of-use assets of $57.3, $4.8 and $0 respectively, related to the ceased use and exit of leased properties.
4. Reflects mark-to-market adjustments on financial instruments under Accounting Standards Codification 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 YTD detail also includes an accrual of $8.0 for a legal case. The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor. The 2019 detail includes payments to Thomson Reuters under the Transition Services Agreement. For both 2020 and 2019, it consists of costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include primarily transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general and administrative costs in our statement of operations, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. These costs were largely completed by the end of 2020.

Clarivate™

32

Reconciliation of Non-GAAP Financial Measures

Net Loss to Standalone Adjusted EBITDA

(in millions); (unaudited)		Twelve Months Ended June 30, 2022
Net loss attributable to ordinary shares	$	(29.9)
Dividends on preferred shares		78.9
Net income	$	**49.0**
Provision for income taxes		30.6
Depreciation and amortization		628.0
Interest expense and amortization of debt discount, net		298.3
Deferred revenues adjustment[1]		0.2
Transaction related costs[2]		67.0
Share-based compensation expense		101.5
Restructuring and impairment[3]		41.8
Mark-to-market (gain) loss on financial instruments[4]		(200.5)
Other[5]		(32.6)
Adjusted EBITDA	$	**983.3**
Realized foreign exchange loss		13.7
ProQuest Adjusted EBITDA impact[6]		115.0
Patient Connect Adjusted EBITDA impact[6]		(0.5)
Cost savings[7]		85.8
Standalone Adjusted EBITDA	$	**1,197.3**

Descriptions

Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of June 30, 2022.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
6. Represents the acquisition Adjusted EBITDA for the period beginning July 1 of the year of the acquisition through the respective acquisition date of each acquired business to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period.
7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

Clarivate™

33

Reconciliation of Non-GAAP Financial Measures (QTD)

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except shares and per share amounts); (unaudited)	Three Months Ended June 30, 2022 Amount	2022 Per Share	2021 Amount	2021 Per Share
Net loss attributable to ordinary shares, diluted	$ (3.1)	$ —	$ (131.5)	$ (0.22)
Change in fair value of private placement warrants	46.8	0.07	—	—
Net income (loss) attributable to ordinary shares	**43.7**	**0.06**	**(131.5)**	**(0.22)**
Dividends on preferred shares	18.7	0.03	—	—
Net income (loss)	**62.4**	**0.09**	**(131.5)**	**(0.22)**
Deferred revenues adjustment[1]	0.8	—	1.4	—
Transaction related costs[2]	5.1	0.01	13.9	0.02
Share-based compensation expense	22.1	0.03	58.2	0.09
Amortization related to acquired intangible assets	146.1	0.20	111.2	0.17
Restructuring and impairment[3]	19.2	0.03	50.7	0.08
Mark-to-market (gain) loss on financial instruments[4]	(49.0)	(0.07)	21.0	0.03
Interest on new debt held in escrow[6]	—	—	1.4	—
Other[5]	(34.6)	(0.05)	(1.7)	—
Income tax impact of related adjustments	(7.0)	(0.01)	(14.8)	(0.02)
Adjusted net income and Adjusted Diluted EPS	**$ 165.1**	**$ 0.22**	**$ 110.0**	**$ 0.17**
Adjusted weighted average ordinary shares (Diluted)	736,571,630		641,356,463	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of June 30, 2022.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
6. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.

Clarivate™

34

Reconciliation of Non-GAAP Financial Measures (YTD)

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except shares and per share amounts); (unaudited)	Six Months Ended June 30, 2022 Amount	2022 Per Share	2021 Amount	2021 Per Share
Net loss attributable to ordinary shares, diluted	$ (47.2)	$ (0.07)	$ (217.6)	$ (0.35)
Change in fair value of private placement warrants	(141.7)	(0.21)	(30.1)	(0.05)
Net income (loss) attributable to ordinary shares	**94.5**	**0.14**	**(187.5)**	**(0.31)**
Dividends on preferred shares	37.4	0.05	—	—
Net income (loss)	**131.9**	**0.19**	**(187.5)**	**(0.31)**
Deferred revenues adjustment(1)	0.6	—	4.4	0.01
Transaction related costs(2)	11.8	0.02	(9.0)	(0.01)
Share-based compensation expense	59.1	0.08	97.2	0.15
Amortization related to acquired intangible assets	295.8	0.40	222.1	0.35
Restructuring and impairment(3)	30.9	0.04	118.6	0.19
Mark-to-market (gain) loss on financial instruments(4)	(149.4)	(0.20)	(30.2)	(0.05)
Interest on debt held in escrow(6)	—	—	1.4	—
Other(5)	(48.8)	(0.07)	14.0	0.02
Income tax impact of related adjustments	(11.7)	(0.02)	(32.6)	(0.05)
Adjusted net income and Adjusted Diluted EPS	**$ 320.2**	**$ 0.43**	**$ 198.4**	**$ 0.31**
Adjusted weighted average ordinary shares (Diluted)	741,624,264		633,109,171	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of June 30, 2022.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, Derivatives and Hedging. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
6. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.

Clarivate™

35

Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

	Year Ended December 31, 2021		Year Ended December 31, 2020	
(in millions, except shares and per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net loss attributable to ordinary shares, diluted	**$ (393.3)**	**$ (0.61)**	**$ (350.6)**	**$ (0.82)**
Change in fair value of private placement warrants	81.3	0.12	—	—
Net loss attributable to ordinary shares	**(312.0)**	**(0.49)**	**(350.6)**	**(0.82)**
Dividends on preferred shares	41.5	0.06	—	—
Net loss	**(270.4)**	**(0.43)**	**(350.6)**	**(0.82)**
Deferred revenues adjustment[1]	4.0	0.01	23.1	0.05
Transaction related costs[2]	46.2	0.07	99.3	0.22
Share-based compensation expense	139.6	0.21	70.5	0.16
Amortization related to acquired intangible assets	450.5	0.67	237.0	0.53
Restructuring and impairment[3]	129.5	0.19	56.1	0.13
Mark-to-market (gain) loss on financial instruments[4]	(81.3)	(0.12)	205.1	0.46
Debt extinguishment costs and refinancing related costs	—	—	8.6	0.02
Gain on sale of Techstreet	—	—	(28.1)	(0.06)
Interest on new debt held in escrow[5]	95.8	0.14	—	—
Other[6]	30.4	0.05	(1.1)	—
Income tax impact of related adjustments	(62.4)	(0.09)	(30.7)	(0.07)
Adjusted net income and Adjusted Diluted EPS	**$ 481.7**	**$ 0.72**	**$ 289.1**	**$ 0.64**
Adjusted weighted average ordinary shares (Diluted)	670,399,061		448,875,052	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with* Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the approved One Clarivate and ProQuest restructuring programs in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark-to-market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 detail also includes an accrual of $8.0 for a legal case. The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of 2020.

Clarivate™

36

Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net cash provided by operating activities	$ 97.2	$ 87.6	$ 164.6	$ 261.7
Capital expenditures	(47.7)	(29.0)	(89.1)	(62.0)
Free cash flow	**$ 49.5**	**$ 58.6**	**$ 75.5**	**$ 199.7**
Cash paid for CPA Global equity plan[1]	0.9	—	150.7	—
Cash paid for restructuring costs[2]	11.6	32.7	21.7	48.7
Cash paid for transaction related costs[3]	3.4	3.6	7.9	8.8
Cash paid for other costs[4]	1.4	0.3	2.3	1.3
Adjusted free cash flow	**$ 66.8**	**$ 95.2**	**$ 258.1**	**$ 258.5**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Includes cash funded by a trust related to CPA Global Equity Plan payout upon vesting.
2. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of June 30, 2022.
3. Includes cash paid for costs incurred to complete business combination transactions, which are comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
4. Includes cash paid for other costs that do not reflect our ongoing operating performance.

Clarivate™

37

Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net cash provided by operating activities	$ 323.8	$ 263.5	$ 117.6
Capital expenditures	(118.5)	(107.7)	(69.8)
Free cash flow	**$ 205.2**	**$ 155.8**	**$ 47.8**
Cash paid for restructuring costs(1)	80.3	26.0	—
Cash paid for transaction related costs(2)	78.2	95.8	45.1
Cash paid for transition, integration and other costs(3)	1.6	20.3	40.9
Cash paid (received) for transition services agreement(4)	—	(2.2)	12.0
Cash paid for debt issuance costs	57.8	7.7	—
Cash paid for interest held in escrow(5)	36.3	—	—
Cash received for hedge accounting transactions	—	(1.7)	—
Cash received for legal settlement	—	—	(45.3)
Adjusted free cash flow	**$ 459.4**	**$ 301.7**	**$ 100.5**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG, CPA Global and ProQuest, as well as the One Clarivate program. This includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Consist of cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016, which related to the implementation of our standalone company infrastructure in connection with our cost-savings initiatives, which were mostly completed by December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.
4. In 2020, we entered into a new transition services agreement, offset by the reverse transition services agreement from the sale of MarkMonitor assets. This includes payments to Thomson Reuters, that were made in 2019, under the Transition Services Agreement.
5. Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the pending acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, it was considered as part of the transaction costs associated with the acquisition.

Clarivate™

38

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Revenues, net for the 2022 outlook:

Revenues, Net

	Year Ending December 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)			
(in millions)	2022 Outlook mid-point	2021	Total Variance (Dollars)	Total Variance (Percentage)	Acquisitions	Disposal	FX Impact	Organic
Revenues, net	$ 2,730.0	$ 1,876.9	$ 853.1	45.5 %	46.2 %	— %	(5.2)%	4.5 %

The following table presents our calculation of Adjusted EBITDA for the 2022 outlook and reconciles this measure to our Net income (loss) for the same period:

Adjusted EBITDA

(in millions)	Year Ending December 31, 2022 (Forecasted) Low	High
Net income (loss) attributable to ordinary shares	$ (16.9)	$ 23.1
Dividends on preferred shares[1]	75.5	75.5
Net income	**58.6**	**98.6**
Provision for income taxes	73.5	73.5
Depreciation and amortization	717.5	717.5
Interest expense and amortization of debt discount, net	265.5	265.5
Deferred revenue adjustment[2]	0.8	0.8
Restructuring and impairment[3]	56.3	56.3
Transaction related costs	29.3	29.3
Mark to market adjustment on financial statements	(149.4)	(149.4)
Share-based compensation expense[4]	118.5	118.5
Other	(50.6)	(50.6)
Adjusted EBITDA	**$ 1,120.0**	**$ 1,160.0**
Adjusted EBITDA margin	**41 %**	**42 %**

Descriptions

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects the deferred revenues adjustment made as a result of acquisition accounting associated with businesses that were acquired prior to January 1, 2021.
3. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022.
4. Includes CPA Global Equity Plan compensation expense.

Clarivate™

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Year Ending December 31, 2022 (Forecasted) Low High Per Share Per Share Net income (loss) attributable to ordinary shares $ (0.02) $ 0.03 Dividends on preferred shares(1) 0.10 0.10 Net income 0.08 0.13 Restructuring and impairment(2) 0.08 0.08 Transaction related costs 0.04 0.04 Share-based compensation expense(3) 0.16 0.16 Amortization related to acquired intangible assets 0.79 0.79 Mark to market adjustment on financial instruments (0.20) (0.20) Other (0.10) (0.05) Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $ 0.80 $ 0.90 Weighted average ordinary shares (Diluted)(4) 740 million Descriptions Adjusted Diluted EPS Adjustments 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends. 2. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022. 3. Includes CPA Global Equity Plan compensation expense. 4. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution. 40 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Adjusted Diluted EPS for the FY2022 Outlook and reconciles this measure to our Net income (loss) for the same period: Net Income (Loss) Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

Year Ending December 31, 2022 (Forecasted) (in millions) Low High Net cash provided by operating activities $ 535.0 $ 585.0 Capital expenditures (190.0) (190.0) Free Cash Flow $ 345.0 $ 395.0 Cash paid for restructuring costs(1) 73.2 73.2 Cash paid for CPA Global equity plan(2) 165.0 165.0 Cash paid for transaction and other related costs 16.8 16.8 Adjusted Free Cash Flow $ 600.0 $ 650.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring associated with the ProQuest acquisition in 2022. 2. Includes cash funded by a trust related to the CPA Global Equity Plan payout upon vesting. The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the FY2022 Outlook and reconciles this measure to our Net cash provided by operating activities for the same period: 41 Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow